EXHIBIT 21

Registrant:

eUniverse, Inc.

Jurisdiction of formation: Delaware

100% owned subsidiaries of eUniverse, Inc.:

Cases Ladder, Inc.

Jurisdiction of formation: California

Download Solutions, Limited

Jurisdiction of formation: Bermuda

eCommerce Transactions, LLC

Jurisdiction of formation: Delaware

Entertainment Universe, Inc.

Jurisdiction of formation: California

Falcon Ventures Corporation

Jurisdiction of formation: California

Gamer’s Alliance, Inc.

Jurisdiction of formation: Missouri

GameUniverse, Inc.

Jurisdiction of formation: Delaware

Infobeat, LLC

Jurisdiction of formation: Delaware

Next Speed Hosting, LLC

Jurisdiction of formation: Delaware

North Plains, LLC

Jurisdiction of formation: Delaware

Opt-In Group, LLC

Jurisdiction of formation: Delaware

Social Labs, LLC

Jurisdiction of formation: Delaware

Sunningdale Holdings, LLC

Jurisdiction of formation: Delaware

50.1% owned subsidiary of eCommerce Transactions, LLC

Hydroderm, LLC

Jurisdiction of formation: Delaware

50% owned subsidiary of eUniverse, Inc.:

Yogabol, LLC

Jurisdiction of formation: Delaware